RETAIL PROCESSING DEALER FORM

WITH RESPECT TO
THE OFFER TO PURCHASE USING UP TO $75,000,000 OF CASH
BANC OF CALIFORNIA, INC.’S
DEPOSITORY SHARES, EACH REPRESENTING A 1/40TH OWNERSHIP INTEREST IN A SHARE OF 7.00% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES E (CUSIP NO. 05990K874)
AND
DEPOSITORY SHARES, EACH REPRESENTING A 1/40TH OWNERSHIP INTEREST IN A SHARE OF 7.375% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES D (CUSIP NO. 05990K882)

by
Banc of California, Inc.
PURSUANT TO THE OFFER TO PURCHASE, DATED JULY 25, 2019
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 21, 2019, UNLESS BANC OF CALIFORNIA, INC. EXTENDS OR EARLIER TERMINATES THE OFFER (SUCH DATE, AS IT MAY BE EXTENDED WITH RESPECT TO THE OFFER, THE “EXPIRATION DATE”).
Please deliver this Retail Processing Dealer Form to:
D.F. King & Co., Inc.
By facsimile:
(For Eligible Institutions only):
(212) 709-3328
Confirmation:
(212) 269-5552
Attention: Andrew Beck
By Mail, Overnight Courier or by Hand:
D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005

THIS RETAIL PROCESSING DEALER FORM MUST BE DELIVERED TO D.F. KING & CO., INC. (THE “TENDER AGENT” AND “INFORMATION AGENT”) AT THE ADDRESS, OR TRANSMITTED VIA FACSIMILE, AS SET FORTH ABOVE. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS FORM IS COMPLETED. THIS RETAIL PROCESSING DEALER FORM IS ONLY TO BE SUBMITTED BY THE DTC PARTICIPANT THAT EFFECTED THE BOOK-ENTRY TRANSFER OF THE RELEVANT SECURITIES. IF YOU ARE ELIGIBLE TO RECEIVE A RETAIL PROCESSING DEALER FEE BUT ARE NOT A DTC DIRECT PARTICIPANT, YOU MUST CONTACT THE DTC DIRECT PARTICIPANT THROUGH WHICH THE RELEVANT TENDERS WERE MADE AND ARRANGE FOR THEM TO SUBMIT THIS RETAIL PROCESSING DEALER FORM.

Any questions regarding procedures related to this Retail Processing Dealer Form or requests for additional copies of the Offer to Purchase and the related Letter of Transmittal should be directed to the Information Agent:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers call: (212) 269-5550
or
Call Toll-Free: (866) 406-2285
Email: banc@dfking.com
All capitalized terms used herein and not defined herein have the meaning ascribed to them in the Offer to Purchase dated July 25, 2019 of Banc of California, Inc. (the “Offer to Purchase”).

In order to be eligible to receive the Retail Processing Dealer Fee, a properly completed Retail Processing Dealer Form must be received by the Tender Agent prior to the Expiration Date. The Company will, in its sole discretion, determine whether a Retail Processing Dealer has satisfied the criteria for receiving a Retail Processing Dealer Fee (including, without limitation, the submission of the Retail Processing Dealer Form and appropriate documentation without defects or irregularities and in respect of bona fide tenders). Retail Processing Dealers should take care to ensure that proper records are kept to document their eligibility to receive any Retail Processing Dealer Fee. The Company and the Tender Agent reserve the right to request additional information from any person who submits the Retail Processing Dealer Form in order to validate any retail processing fee payment claims. Additionally, the Company reserves the right to (i) audit any Retail Processing Dealer to confirm bona fide submission of this form and (ii) withhold any amounts from any Retail Processing Dealer Fee that the Company is required to withhold and pay in order to comply with applicable tax laws and regulations.

DTC PARTICIPANT NUMBER:

Account No.	Number of Series E Depositary Shares Tendered	Number of Series D Depositary Shares Tendered	VOI Ticket Number

Attach additional sheets, if necessary.

Prior to the Expiration Date (i) each Retail Processing Dealer that is a “United States person” within the meaning of Section 7701(a)(3) of the Internal Revenue Code of 1986, as amended, should provide to the Tender Agent a properly completed and duly executed IRS Form W-9, and (ii) each Retail Processing Dealer that is not a “United States person” should provide to the Tender Agent a properly completed and duly executed applicable IRS Form W-8BEN-E or W-8ECI, as applicable. Each of the forms referenced in the preceding sentence can be found on the IRS website: www.irs.gov. Failure to timely provide the applicable form by any Retail Processing Dealer may result in amounts being withheld by the Company from the payment of the Retail Processing Dealer Fee payable to such Retail Processing Dealer.

The acceptance of compensation by such Retail Processing Dealer will constitute a representation by it that (a) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with solicitations related to the Offer; (b) it is entitled to such compensation for such retail processing under the terms and conditions of the Offer to Purchase; (c) it is (i) a bank or trust company legally authorized to receive such fee, (ii) a broker or dealer in securities, including the Dealer Managers in their capacity as a dealer or broker, which is a member of any national securities exchange or of the Financial Industry Regulatory Authority (“FINRA”) or (iii) a foreign broker or dealer not eligible for membership in the FINRA but which has agreed to conform to FINRA’s Rules of Fair Practice in making solicitations; (d) it has not requested nor been paid a Retail Processing Dealer Fee in respect of Depositary Shares tendered for its own account; and (e) it has not and will not remit such fee, in whole or in part, to the relevant retail beneficial owner of the tendered Depositary Shares.

Name of Firm:	__________________________________________________________________________
Attention:	__________________________________________________________________________
Address:	__________________________________________________________________________
City, State, Zip Code:	__________________________________________________________________________
Phone Number:	__________________________________________________________________________
Taxpayer Identification:	__________________________________________________________________________
Name Title (Please Print):	__________________________________________________________________________
Signature:	__________________________________________________________________________

(Medallion Stamp Required)
RETAIL PROCESSING DEALER FEE PAYMENT INSTRUCTIONS

ISSUE CHECK TO:	________________________________________________________________________
Firm:	________________________________________________________________________
Attention (Please Print):	________________________________________________________________________
Address (Include Zip Code):	________________________________________________________________________
Phone No. (including area code):	________________________________________________________________________
Taxpayer Identification or Social Security No.:	________________________________________________________________________
Applicable VOI Number:	________________________________________________________________________
Series and Number of Depository Shares:	________________________________________________________________________

The Dealer Managers for the Offer are:

Goldman Sachs & Co. LLC. 200 West Street New York, New York 10282 Attn: Liability Management Group Collect: (212) 357-1452 Toll-free: (800) 828-3182	Keefe, Bruyette & Woods, Inc. 787 Seventh Avenue New York, New York 10019 Toll-free: (855) 300-7136
The Tender Agent for the Offer is:
D.F. King & Co., Inc.
Facsimile No.: (212) 709-3328
(For Eligible Institutions Only)
Confirmation: (212) 269-5552
Attention: Andrew Beck
By Mail, Overnight Courier or by Hand:
D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Please contact the Dealer Managers with questions regarding the terms of the Offer at the contact information set forth above or the Information Agent with questions regarding how to tender and/or request additional copies of the Offer to Purchase, the Letter of Transmittal or other documents related to the Offer at the contact information set forth below. Holders of Securities also may contact their broker, dealer, commercial bank, trust company or nominee for assistance concerning the Offer. Please contact the Tender Agent at the contact information set forth above to confirm delivery of Securities.

The Information Agent for the Offer is:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers call: (212) 269-5550
or
Call Toll-Free: (866) 406-2285
Email: banc@dfking.com